Exhibit 99.2

Google TM Reporting Framework After motorola Mobility Acquisition

Google acquried Motorola Mobility Holding, Inc. On May 22, 2012 and Motorola Mobility’s results are reflected i Google’s consolidated financial statements from and after that date Google intends to report its result using the following general framework: Results will be reported on the basis of three segments: (1) Google (hostroical), (2) Motorola Mobile, and (3) Motorola Home The following will be reported: Revenues by segment Operating income/(loss) by segment Cost of revenues for Google and Motorola Intangible amortization expanse attributed to Google and Motorola Non-GAAP financial measures will exclude the following items: Stock-based compensation expanse severance and benefit arrangemnets in connection with the Motorola Mobility acquisition